UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2014

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-5900
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.        Entry into Material Definitive Agreement

On January 24, 2014, five special purpose entities that own the properties noted below and are wholly-owned by the operating partnership of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) each entered into a Promissory Note, Cash Collateral Agreement, Partial Release Agreement, Vacancy Risk Agreement, and various other documents (collectively, the “Loan Documents”) with National Union Fire Insurance Company (“NUF”) and The Variable Annuity Life Insurance Company of Pittsburgh, Pa. (“VALIC”) (collectively, the “Lenders”), pursuant to which the Lenders provided such special purpose entities with a loan in the aggregate amount of $110.64 million (the “AIG Loan”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The Registrant, through the special purpose entities, utilized the funds provided by the AIG Loan to refinance five of the Registrant’s properties previously serving as security for the Registrant’s credit facility with KeyBank National Association and other lenders. The AIG Loan is secured by cross-collateralized and cross-defaulted first mortgage liens or first lien deeds of trust and second mortgage liens or second lien deeds of trust on the Verizon, Avnet, Northrop Grumman, Schlumberger, and United Technologies properties (collectively, the “Secured Properties”). The documents related to the promissory notes are substantially similar related to each lender and each property. In addition, the documents related to the first mortgage liens or deeds of trust on the Secured Properties are substantially similar related to each property, and the documents relating to the second mortgage liens or deeds of trust on the Secured Properties are also substantially similar related to each property. Due to these similarities, examples of execution versions of each of the promissory notes from each of NUF and VALIC, the first and second deeds of trust, and the first and second mortgages are attached as Exhibits 10.1 through 10.7 hereto.
The Registrant paid loan origination and brokerage fees, as well as certain other closing costs, including legal fees, of approximately $1.8 million in connection with the AIG Loan.
The AIG Loan has a term of 15 years, maturing on February 1, 2029. The AIG Loan bears interest at a fixed rate of 4.96%. The AIG Loan requires monthly payments of interest only for the first three years and fixed monthly payments of principal and interest thereafter. Commencing February 1, 2017, each of the individual Promissory Notes comprising the AIG Loan may be prepaid only in full, subject to 30 days’ prior notice to the holder and payment of a prepayment penalty in addition to all unpaid principal and accrued interest, and subject to the requirement that both Promissory Notes relating to an individual property must be paid in full at the same time.
The Loan Documents related to the AIG Loan contain a number of customary representations, warranties, covenants and indemnities, including, but not limited to, a debt service coverage ratio of 1.2 times and a loan to value ratio of 60%, each as defined in the Loan Documents. In addition, pursuant to that certain Recourse Carve-Out Guaranty Agreement, the Registrant, as the guarantor of the AIG Loan, must maintain a minimum net worth of $110.6 million.
The Loan Documents also contain the following salient requirements (terms used below are as defined in the Loan Documents):

•
Commencing February 1, 2017, the borrowers may obtain a release of any of the Secured Properties, subject to the payment of certain fees and expenses and satisfaction of the terms and conditions contained in the Loan Documents, including (i) the requirement that the Loan to Value Ratio for the remaining Secured Properties must be equal to or less than 60%, and must be equal to or less than the aggregate Loan to Value Ratio in existence for all of the Secured Properties prior to the release of such individual Secured Property; and (ii) the requirement that the Debt Service Coverage Ratio of the AIG Loan after the release of the individual Secured Property must be equal to or greater than 1.6x, and must be equal to or greater than the Debt Service Coverage Ratio in existence for the AIG Loan prior to the release of such individual Secured Property.

•
Commencing February 1, 2017, the borrowers may obtain a release of any of the Secured Properties by substituting another property therefor, subject to the terms and conditions contained in the Loan Documents, including (i) the requirement that no more than four substitutions of an individual Secured Property may occur during the term of the AIG Loan; (ii) the requirement that the Debt Service Coverage Ratio, after taking into account the substitute property, must be equal to or exceed 1.6x; (iii) the requirement that the Loan to Value Ratio, after taking into account the substitute property, must be equal to or less than 60%; and (iv) the requirement that the appraised value, Net Operating Income, and individual Debt Service Coverage Ratio related to the substitute property must be equal to or greater than the appraised value, Net Operating Income, and individual Debt Service Coverage Ratio of the Secured Property to be released.

This description of the AIG Loan is qualified in its entirety by the loan documents in Exhibits 10.1 through 10.7 attached hereto.
Item 7.01.    Regulation FD Disclosure.
On January 30, 2014, the Registrant’s sponsor, on behalf of the Registrant, issued a press release discussing the Registrant’s acquisition of the DigitalGlobe property (described below in Item 8.01). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01. Other Events.
Acquisition of Caterpillar Property
On January 7, 2014, the Registrant acquired a one-story industrial facility consisting of approximately 1,380,100 rentable square feet located in Joliet, Illinois (the “Caterpillar property”) from an unaffiliated third party. The Caterpillar property is leased entirely to Caterpillar, Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, which is ranked number 42 on the Fortune 500 list. The purchase price for the Caterpillar property was $57 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant’s advisor were funded with a draw of $56.9 million under the Registrant’s existing credit facility with KeyBank National Association and other lenders, and the remaining amount was funded with proceeds from the Registrant’s public offering. The Registrant’s advisor earned and was paid approximately $1,425,000 in acquisition fees, plus reimbursement of approximately $285,000 in acquisition expenses in connection with the acquisition of the Caterpillar property.
The Caterpillar lease is a triple net lease with a remaining term of approximately five years upon the Registrant’s acquisition, expiring in December 2018. The current approximate annual base rent is $5,947,000. Under the Caterpillar lease, Caterpillar has the right to renew the Caterpillar lease for four five-year extension terms with rental increases of 1.4% per year upon each renewal.
The implied initial capitalization rate for the Caterpillar property is approximately 10.44%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.
Acquisition of DigitalGlobe Property
On January 14, 2014, the Registrant acquired a four-story office building consisting of approximately 430,000 rentable square feet located in Westminster, Colorado (the “DigitalGlobe property”). The DigitalGlobe property is leased entirely to the seller, Avaya, Inc., through June 2015, immediately after which a lease with DigitalGlobe, Inc. (“DigitalGlobe”) (the “DigitalGlobe lease”) will commence. The purchase price for the DigitalGlobe property was $92 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant’s advisor were funded with a draw of $92 million under the Registrant’s existing credit facility with KeyBank National Association and other lenders, and with proceeds from the Registrant’s public offering. The Registrant’s advisor earned and was paid $2,300,000 in acquisition fees, plus reimbursement of $460,000 in acquisition expenses in connection with the acquisition of the DigitalGlobe property.
The DigitalGlobe lease is a triple net lease with a 15-year term, expiring in June 2030. The current approximate annual base rent under the lease with Avaya, Inc. is $6,342,500. The approximate annual base rent for the first year of the DigitalGlobe lease will be $4,425,000, which will be supplemented by a credit of $1,917,500 from the seller, secured by an irrevocable letter of credit, to offset a free rent credit of an equivalent amount during the first year of the DigitalGlobe lease. Under the DigitalGlobe lease, DigitalGlobe has the right to renew the DigitalGlobe lease for two five-year extension terms with rental adjustments based upon the market rental rate upon each renewal. The implied initial capitalization rate for the DigitalGlobe property is approximately 6.89%.
Acquisition of Waste Management Property
On January 24, 2014, the Registrant acquired a one-story office building consisting of approximately 131,900 rentable square feet located in Phoenix, Arizona (the “Waste Management property”). The Waste Management property is leased entirely to Waste Management of Arizona, Inc. (“Waste Management”), a subsidiary of Waste Management, Inc., the leading provider of comprehensive waste management services in the United States. The purchase price for the Waste Management property was $22.825 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant’s advisor were funded with proceeds from the Registrant’s public offering. The Registrant’s advisor earned and was paid $570,625 in acquisition fees, plus reimbursement of $114,125 in acquisition expenses in connection with the acquisition of the Waste Management property.
The Waste Management lease is a full service gross lease with a remaining term of approximately 10 years upon the Registrant’s acquisition, expiring in December 2023. Waste Management, Inc. serves as guarantor of the Waste Management lease. The current approximate annual base rent is $2,852,000. Under the Waste Management lease, Waste Management has the right to renew the Waste Management lease for two five-year extension terms at a rate of 95% of the market rental rate upon each renewal. The implied initial capitalization rate for the Waste Management property is approximately 8.94%.
The acquisitions of the Caterpillar property, DigitalGlobe property, and Waste Management property bring the Registrant’s total portfolio to 45 office and industrial distribution properties in 18 states totaling approximately 10.8 million rentable square feet.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1.    NUF Note for the Schlumberger Property
10.2    VALIC Note for the Schlumberger Property

10.3    First Deed of Trust for the Schlumberger Property
10.4    Second Deed of Trust for the Schlumberger Property
10.5    First Mortgage for the Verizon Property
10.6    Second Mortgage for the Verizon Property
10.7    Recourse Carve-Out Guaranty Agreement
99.1    Press Release Regarding Acquisition of DigitalGlobe Property, dated January 30, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.
Date: January 30, 2014                By: /s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer